UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2017

BLACK RIDGE OIL & GAS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53952	27-2345075
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

110 North 5th Street, Suite 410

Minneapolis, MN 55403

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code:   (952) 426-1241

____________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01 Other Events

On July 31, 2017, Black Ridge Oil & Gas, Inc. (the “Company”) issued a press release announcing the record date for purposes of determining the number of non-transferable subscription rights (each a “Right” and collectively the “Rights”) to be issued to holders of the Company’s common stock in connection with the Company’s previously announced rights offering (the “Rights Offering”).

Upon commencement of the Rights Offering, the Company intends to distribute, on a pro rata basis, one Right for each share of common stock owned by shareholders at 5:00 p.m., Central Time, on August 2, 2017 (the “Record Date”). Each Right will permit a shareholder to purchase up to nine shares of common stock at a subscription price of $0.012 per share.

If all of the shares are sold in the Rights Offering, the Company expects to realize total gross proceeds of approximately $5.182 million.

The Company intends to use the net proceeds of the Rights Offering for the sponsorship of a special purpose acquisition company (SPAC) focused on effecting a merger or similar business combination with a target business in the energy industry. Any proceeds from the Rights Offering that remain following the SPAC sponsorship will be used for general corporate purposes which may include other investments and acquisitions.

The Company has filed a Registration Statement on Form S-1 with the Securities and Exchange Commission (the “SEC”) to register the 431,819,910 shares of common stock to be offered in its proposed Rights Offering.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy any securities. The completion of the Rights Offering remains subject to the satisfaction of certain conditions, and the Company reserves the right to terminate the Rights Offering at any time prior to the expiration date of the Rights Offering, including prior to the rights distribution or the commencement of the Rights Offering. The Registration Statement includes a preliminary prospectus relating to the Rights Offering from which certain information has been omitted as permitted by the SEC’s rules. After the Registration Statement has been declared effective by the SEC, a final prospectus will be filed with the SEC and be sent to shareholders as of the record date for the Rights Offering. The Company may also file other documents with the SEC regarding the Rights Offering and/or the Standby Offering. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED RIGHTS OFFERING. Investors and security holders will be able to obtain a free copy of the prospectus (if and when it becomes available) and other documents, once such documents are filed by the Company with the SEC through the website maintained by the SEC at http://www.sec.gov.

This Current Report on Form 8-K contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but rather statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate”, “estimate”, “should”, “expect”, “believe”, “intend”, and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. These risks and uncertainties include, but are not limited to, changes in general economic, market, or business conditions; changes in the financial condition and results of operations of the Company and its subsidiaries; changes in laws or regulations or policies of federal and state regulators and agencies; circumstances that might prevent or delay the consummation of the Rights Offering and/or the backstop offering; and other circumstances beyond the Company’s control. Consequently, all of the forward-looking statements made in this report are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated will be realized, or if substantially realized, will have the expected consequences on the Company’s business or operations. For a discussion of the risks and uncertainties to which the Company is subject, see the section of the periodic reports that the Company files with the SEC entitled “Risk Factors”.

Item 9.01. Financial Statements and Exhibits.

(d)       Exhibits.

The exhibits furnished with this report are listed in the Exhibit Index which immediately follows the signatures hereto, which Exhibit Index is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACK RIDGE OIL & GAS, INC.

	By:	/s/ James Moe
James Moe
Chief Financial Officer

Date: July 31, 2017

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated July 31, 2017

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